UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2 Park Plaza, Suite 1200, Irvine, CA 92614
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2019, True Drinks Holdings, Inc. (the “Company”) and True Drinks, Inc., a wholly owned subsidiary of the Company (“True”), entered into an Assignment and Assumption Agreement with Red Beard Holdings, LLC (“Red Beard”), pursuant to which the Company and True assigned, and Red Beard assumed, all outstanding rights and obligations of the Company and True due under the terms of a secured promissory note in the principal amount of $4,644,906 (the “Note”), which was originally issued by the Company, True Drinks and Red Beard jointly to Niagara Bottling, LLC on April 5, 2018, as previously disclosed in the Current Report on Form 8-K filed by the Company on April 11, 2018 (the “Assignement”). As a result of the Assignment, all obligations of the Company and True under the terms of the Note, including for the payment of amounts due thereunder, are assigned to Red Beard.

The foregoing description of the Assigment and Assumption Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: January 22, 2019	By:	/s/ Robert Van Boerum
Robert Van Boerum
Principal Executive Officer and
Principal Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated January 14, 2019